Please detach here before mailing your completed
                       Stock Order Form and Certification
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                               First Federal of Olathe Bancorp, Inc.
                                          Stock Order Form
                   -------------------------------------------------------------
First Federal Savings and Loan Association of Olathe        Expiration Date
                100 East Park St.                        for Stock Order Forms
                Olathe, KS 66061                        12:00 Noon, Central Time
                 (913) 397-6737                             March ___, 2000
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IMPORTANT--PLEASE  NOTE: A properly  completed original stock order form must be used to  subscribe  for common  stock.  Faxes or copies of this form will not be
accepted.   Please  read  the  Stock   Ownership  Guide  and  Stock  Order  Form
instructions as you complete this Form.
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(1) Number of Shares          Subscription Price           (2) Total Payment Due
--------------------                                       ---------------------
                         X          $10.00           =      $
--------------------                                       ---------------------
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(3)  Employee/Officer/Director/Trustee Information

[ ]  Check  here  if  you are a director,  officer,   or  employee of First
     Federal Savings or First Federal of Olathe Bancorp, Inc. or a member of such person's immediate family.
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(4)  Method of Payment/Check
                                                              --------------
Enclosed is a check, bank draft or money order made payable
to First Federal of Olathe Bancorp, Inc. in the amount of:    --------------
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(5)  Method of Payment/Withdrawal

The undersigned authorizes withdrawal from the following account(s) at First Federal Savings. There is no penalty for early withdrawal for purposes of this payment.

      ----------------------------------------------------------------------
      Account Number(s)                             Withdrawal Amount(s)
      ----------------------------------------------------------------------

      ----------------------------------------------------------------------

      ----------------------------------------------------------------------

      ----------------------------------------------------------------------
                      Total Withdrawal Amount
                                                ----------------------------

In order to subscribe for shares with an individual retirement account ("IRA") at First Federal Savings, you must contact the Stock Information Center at
(913) 397-6737 before March 15, 2000.
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

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(6)  Purchaser Information

a. [ ] Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at First Federal Savings on June 30, 1998. Enter information below for all deposit accounts that you had at First Federal Savings on June 30, 1998.

b. [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at First Federal Savings on December 31, 1999 but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at First Federal Savings on December 31, 1999.

c. [ ] Other Members -- Check here if you were a depositor of at least $50.00 at First Federal Savings on January 31, 2000 or a borrower with a loan outstanding on January 19, 2000 which continues to be outstanding on January 31, 2000.

d.  [ ]  Non-customer resident of Johnson County

                                              ------------------------------
o   These account numbers correspond to the
    preprinted registration in the top left
    hand corner of this stock order form.
                                              ------------------------------
o   These may not be all of your qualifying accounts.

o You must list any account numbers from other stock order forms you have received in the mail and any other accounts that you have or have had at First Federal Savings.

o If you do not list all of your accounts, you may not receive all of the shares that you are eligible for.

    ------------------------------------------------------------------------
      Account Title (Names on Accounts)                  Account Number(s)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

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(7)  Stock Registration/Form of Stock Ownership

     [ ] Individual                      [ ] Individual Retirement Account (IRA)
     [ ] Joint Tenants                   [ ] Corporation or Partnership
     [ ] Tenants in Common               [ ] Uniform Transfers to Minors Act
     [ ] Fiduciary (Under Agreement      [ ] Other _____________________________
         Dated ____________, 19___)          ___________________________________
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(8)  Name(s) in which stock is to be registered
(please print clearly)                               Social Security # or Tax ID
--------------------------------------------------   ---------------------------

--------------------------------------------------   ---------------------------
Name(s) continued                                    Phone
--------------------------------------------------   ---------------------------

--------------------------------------------------   ---------------------------
Street Address                     City              State         Zip Code
--------------------------------   ---------------   -----------   -------------

--------------------------------   ---------------   -----------   -------------
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(9)  NASD Affiliation

[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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

(10) Associate -- Acting in Concert

[ ] Check here, and complete the reverse side of this Stock Order Form, if you or any associates (as defined on the reverse side of this Stock OrderForm) or persons acting in concert with you have submitted other offers for shares in the Subscription Offering and/or the Community Offering.

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(11) Acknowledgement

To be effective this fully completed Stock Order Form must be actually received by First Federal Savings, no later than 12:00 Noon, Central Time on March ___, 2000, unless extended, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to First Federal Savings or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account or that person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion ("Plan") of First Federal Savings and First Federal of Olathe Bancorp, Inc. described in the accompanying Prospectus.

The undersigned agrees that after receipt by First Federal Savings, this Stock Order Form may not be modified, withdrawn or cancelled (unless the offering is not completed within 45 days after the completion of the Subscription Offering) without First Federal of Savings' consent, and if authorization to withdraw from deposit accounts at First Federal Savings has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury I certify that the Social Security or Tax ID Number and the other information provided under Item 8 of this Stock Order Form are true, correct and complete, that I am not subject to backup withholding, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer to these shares.

Applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. First Federal Savings and First Federal of Olathe Bancorp, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. I acknowledge that the shares offered are not a savings or deposit account and are not insured by the Savings Association Insurance Fund, the Bank Insurance Fund, the Federal Deposit Insurance Corporation, the Depositor's Insurance Fund or any other government agency, may lose value, including principal invested, and are not guaranteed by First Federal Savings or First Federal of Olathe Bancorp, Inc.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE BELOW AND ON THE FORM OF CERTIFICATION ON THE REVERSE HEREOF.

Signature               Date   Signature               Date   OFFICE USE
----------------------------   ----------------------------        -------------
                                                                   Date Received
----------------------------   ----------------------------
SIGNED FORM OF CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER   -------    -------
FORMS (SEE REVERSE SIDE)                                      Batch #    Order #
--------------------------------------------------------------------------------

                Please detach here before mailing your completed
                       Stock Order Form and Certification
--------------------------------------------------------------------------------
Item (6) a, b, c -- (continued)

    ------------------------------------------------------------------------
      Account Title (Names on Accounts)                  Account Number(s)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------


    ------------------------------------------------------------------------
      Account Title (Names on Accounts)                  Account Number(s)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

Item (10) -- (continued)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

    ------------------------------------------------------------------------
      Names listed on other                                    Number of
        Stock Order Forms                                   Shares Ordered
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

"Associate" is defined as: (i) any corporation or organization (other than First Federal Savings, the Company or a majority-owned subsidiary of any thereof) of which such person is a director, officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; (iii) any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who is a director or officer of First Federal Savings, the Company or any sibsidiary of the Company or any affiliate thereof; and (iv) any person acting in concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any tax qualified or non-taxqualified Employee Plan shall not be deemed to be an associate of any director, trustee or officer of the Company or First Federal Savings.

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

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            A valid stock order form must be signed and dated below
                         and on the front of this form.

                             FORM OF CERTIFICATION

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF FIRST FEDERAL OF OLATHE BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF OLATHE ("FIRST FEDERAL SAVINGS"), ARE NOT GUARANTEED BY THE COMPANY, FIRST FEDERAL SAVINGS, FIRST FEDERAL OF OLATHE BANCORP, INC., THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPLE PRINCIPAL INVESTED.

If anyone asserts that this security is insured or guaranteed, or is as safe as an insured deposit, I should call the First Federal Savings Stock Information Center at (913) 397-6737.

I further certify that, before purchasing the shares of Common Stock of the Company, I received a copy of the Prospectus dated February ___, 2000 which discloses the nature of the shares of Common Stock being offered thereby, and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page ___ of the Prospectus:

 1.  Higher Interest Rates Would Hurt Our Profitability                     p. 6

 2.  We Anticipate a Low Return on Our Equity and Increased Non-Interest
     Expense                                                                p. 6

 3.  Our Employee Stock Benefit Plans Will Increase Our Costs               p. 7

 4.  Loss of Key Officers Could Hurt First Federal Savings' Operations      p. 7

 5.  We May Not Be Successful in Diversifying and Expanding Our Lending
     Activities                                                             p. 7

 6.  Management Will Have Substantial Discretion Over Investment of the
     Offering Proceeds and May Make Investments with which You May Disagree p. 7

 7.  Strong Competition Within Johnson County May Limit Our Growth and
     Profitability                                                          p. 7

 8.  Our Stock May Suffer from Our Ability to Impede Potential Takeovers    p. 7

 9.  Expected Voting Control by Management and Employees Could Enable
     Insiders to Prevent a Merger That May Provide That Shareholders
     Receive a Premium for Their Shares                                     p. 8

10.  We Intend to Remain Independent                                        p. 8

11.  Our Employment Agreement May Discourage Takeovers                      p. 8

12.  Our Employee Stock Benefit Plans May Be Dilutive                       p. 8

13.  Possible Increase in the Offering Range Would Be Dilutive              p. 8

14.  Our Valuation Is Not Indicative of the Future Price of Our Common
     Stock                                                                  p. 9

15.  Our Stock Price May Decline                                            p. 9

16.  Limited Market for Our Common Stock May Lower Market Price             p. 9

17.  Exercise of Subscription Rights May Be Taxable                         p. 9


Signature                      Date          Signature                      Date
-------------------------------------      -------------------------------------

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Name (Please Print)                        Name (Please Print)
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